Exhibit 10.1

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE ("Third Amendment") is made and entered into as of October 14, 2021, by and between BAYSIDE AREA DEVELOPMENT, LLC, a Delaware limited liability company ("Landlord"), and VISTAGEN THERAPEUTICS, INC., a Nevada corporation ("Tenant").

R E C I T A L S :

A.    Landlord and Tenant (as successor-in-interest to VistaGen Therapeutics, Inc., a California corporation) entered into that certain Lease, dated as of April 24, 2013 (the "Original Lease"), as amended by that certain First Amendment to Lease dated September 28, 2013 (the "First Amendment"), and that certain Second Amendment to Lease dated November 10, 2016 (the “Second Amendment”), pursuant to which Tenant currently leases approximately 10,909 rentable square feet of space with a street address of 343 Allerton Avenue (as set forth in Exhibit A to the Lease, the "Premises"), in the building located at 333-353 Allerton Avenue, South San Francisco, CA (the "Building"). The Original Lease, the First Amendment and the Second Amendment are collectively, the "Lease."

B.    The parties desire to amend the Lease on the terms and conditions set forth in this Third Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Third Amendment.

2.    Condition of the Premises. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease, and therefore Tenant continues to accept the Premises in its presently existing, "as is" condition. Except as expressly set forth in the Tenant Work Letter attached to this Third Amendment as Exhibit A (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.

3.    Lease Term.

3.1    Second Extended Lease Term. Pursuant to the Lease, the Lease Term is scheduled to expire on July 31, 2022. Landlord and Tenant hereby agree to extend the Lease Term for a period of five (5) years, from August 1, 2022, through July 31, 2027 (the "Second Extended Term"), on the terms and conditions set forth in the Lease, as hereby amended by this Third Amendment, unless sooner terminated as provided in the Lease.

3.2    Option to Extend Lease Term. Landlord and Tenant acknowledge and agree that the Second Extended Term provided herein shall not be deemed to represent Tenant's option to extend the Lease Term as provided in Section 2.3 of the Original Lease (as amended by Section 3.2 of the Second Amendment), and accordingly Tenant shall continue to have one (1) option to extend the Lease Term in accordance with, and pursuant to the terms of, Section 2.3 of the Original Lease (as amended by Section 3.2 of the Second Amendment).

4.	Rent.

4.1    Base Rent. Prior to August 1, 2022, Tenant shall continue to pay monthly installments of Base Rent for the Premises in accordance with the terms of the Lease. During the Second Extended Term, Tenant shall pay monthly installments of Base Rent for the Premises as follows:

Period During Second Extended Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Square Foot
August 1, 2022 – July 31, 2023	$765,811.80	$63,817.65	$5.85
August 1, 2023 – July 31, 2024	$792,615.21	$66,051.27	$6.05
August 1, 2024 – July 31, 2025	$820,356.75	$68,363.06	$6.27
August 1, 2025 – July 31, 2026	$849,069.23	$70,755.77	$6.49
August 1, 2026 – July 31, 2027	$878,786.65	$73,232.22	$6.71

4.2    Direct Expenses. Prior to and continuing throughout the Second Extended Term, Tenant shall continue to pay Tenant's Share of all Direct Expenses in accordance with the terms of the Lease.

5.    Landlord Warranty. Notwithstanding anything in the Lease to the contrary, Landlord shall, at Landlord's sole cost and expense (which shall not be deemed an Operating Expense), repair or replace any failed, damaged or inoperable portion of the base Building systems which serve the Premises during the first twelve (12) months of the Second Extended Term ("Warranty Period"), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant (collectively, "Tenant Damage"), or by any modifications, Alterations or improvements constructed by or on behalf of Tenant. Landlord shall coordinate any such work with Tenant and shall utilize commercially reasonable efforts to perform the same in a manner designed to minimize interference with Tenant's use of the Premises. To the extent repairs which Landlord is required to make pursuant to this Section 5 are necessitated in part by Tenant Damage, then to the extent the same are not covered by Landlord’s insurance, Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair.

6.    Security Deposit. Notwithstanding anything in the Lease to the contrary, the Security Deposit held by Landlord pursuant to the Lease, as amended hereby, shall equal $100,000.00. Landlord and Tenant acknowledge that, in accordance with the Lease, Tenant has previously delivered the sum of $46,908.70 to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. Concurrently with Tenant's execution of this First Amendment, Tenant shall deposit with Landlord an amount equal to $53,091.30 to be held by Landlord as a part of the Security Deposit. To the extent that the total amount held by Landlord at any time as security for the Lease, as hereby amended, is less than $100,000.00, Tenant shall pay the difference to Landlord pursuant to the terms of the Lease.

7.    Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment other than CBRE, Inc. (the "Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

8.    Judicial Reference. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THE LEASE, THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THE LEASE. IF THE JURY WAIVER PROVISIONS OF THE LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THE LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE "REFEREE SECTIONS"). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH THE LEASE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 8, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS' FEES AND COSTS IN ACCORDANCE WITH THE LEASE. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THE LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 8. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION 8 SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

9.    California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Common Areas and the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to the terms of the Lease, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord's option, either perform such repairs at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

10.    No Further Modification. Except as specifically set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

"LANDLORD" BAYSIDE AREA DEVELOPMENT, LLC, a Delaware limited liability company By: /s/ Scott Bohn Name: Scott Bohn Its: Senior Vice President	"TENANT" VISTAGEN THERAPEUTICS, INC., a Nevada corporation By: /s/ Shawn K. Singh, J.D. Name: Shawn K. Singh, J.D. Its: Chief Executive Officer

EXHIBIT A

TENANT WORK LETTER

Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease. Except as specifically set forth herein, Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the Premises or Building, and Tenant shall continue to accept the Premises in its currently-existing, "as-is" condition. Notwithstanding the foregoing, Landlord hereby agrees, at Landlord's sole cost and expense (which shall not be deemed an Operating Expense), to replace one (1) air handling unit (AC-U) serving the Premises (the "Tenant Improvements"), which Landlord shall endeavor to perform on or before August 1, 2022 (provided that Landlord shall perform the Tenant Improvements as soon as reasonably practicable). All such Tenant Improvements shall be completed to Landlord's "Building standard" condition, using Building standard methods, materials, and procedures. Tenant shall make no changes or modifications to the Tenant Improvements without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Since Tenant is currently occupying the Premises, Landlord agrees that it shall use commercially reasonable efforts to perform the Tenant Improvements in a manner so as to minimize interference with Tenant's use of the Premises. Tenant hereby acknowledges that, notwithstanding Tenant’s occupancy of the Premises during the performance of the Tenant Improvements, Landlord shall be permitted to construct the Tenant Improvements during normal business hours, and Tenant shall provide a clear working area for such work, if necessary (including, but not limited to, the moving of furniture, fixtures and Tenant’s property away from the area in which Landlord is constructing the Tenant Improvements). Tenant hereby agrees that the construction of the Tenant Improvements shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Tenant Improvements, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Tenant Improvements or Landlord’s actions in connection with the Tenant Improvements, or for any inconvenience or annoyance occasioned by the Tenant Improvements or Landlord's actions in connection with the Tenant Improvements.